UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of earliest event reported: August 18, 2010


                              CREENERGY CORPORATION
                              ---------------------
             (Exact name of registrant as specified in its charter)


             Nevada                      333-133347           98-0479983
-------------------------------     -------------------- ----------------------
(State or other jurisdiction of       (Commission File     (IRS Employer
         incorporation)                    Number)        Identification Number)


               2020 Sherwood Park, Suite 57113, AB, Canada T8A 3H9
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (780) 668-7422
                                ----------------
               Registrant's telephone number, including area code

                             Online Originals, Inc.
                             ----------------------
         (Former name or former address, if changed since last report.)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 - DEPATURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective August 18, 2010, Shari Sookarookoff resigned as President and Chief Executive Officer of CREEnergy Corporation (formerly Online Originals, Inc.) (the Company). In addition, on August 18 2010, David Calahasen has been appointed President and Chief Executive Officer of the Company.

DAVID CALAHASEN, age 59

David Calahasen of full status of the Cree Nation band (tribe) in Northern Alberta is a seasoned executive with over 20 years business experience, providing liaison and consulting services to the Canadian First Nations and Metis in Alberta, Saskatchewan, Manitoba, and British Columbia through his consulting business. For the past several years, Mr. Calahasen has been instrumental in successfully negotiating forestry, oil and gas initiatives/projects between the First Nations bands and both private and publically traded companies. Most recently, he has consulted with oil companies on the possibility of oil refinery and eco-generation on First Nations' lands, of which he has acquired in excess of 245,000 acres for exploration.

In addition to his consulting business, Mr. Calahasen is also the President of Creenergy Oil and Gas, a privately owned company in Edmonton, Alberta. Before entering the forestry and oil & gas industries, Mr. Calahasen was a bush pilot for two years and became a commercial airline pilot for 18 years with two Canadian owned airlines in western Canada.

Mr. Calahasen has served as a director of the Company, since May 31, 2010.

Mr. Calahasen is not an officer or director of any other reporting company that files annual, quarterly or periodic reports with the United States Securities and Exchange Commission.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Name Change

On July 28, 2010, a majority of the Company's shareholders approved a proposal to approve an amendment to the Company's Articles of Incorporation. On July 29, 2010, the Company filed an amendment to the Company's Articles of Incorporation with the Secretary of State of Nevada to change the Company's name from Online Originals, Inc. to CREENERGY Corporation.

Forward Stock Split

On July 28, 2010, a majority of the Company's shareholders approved a proposal to approve a forward stock-split of 30 shares for every 1 outstanding share of common stock. On July 30, 2010, the Company filed an amendment to the Company's

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Articles of  Incorporation  with the Secretary of State of Nevada to give effect to the forward stock split.

After such forward stock split, the Company will have authorized common stock of 675,000,000 shares and 216,000,000 shares of its common stock issued and outstanding.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 24, 2010, the Company filed a Schedule 14C Information Statement with the Securities and Exchange Commission. The information statement provided notice that the Board of Directors had recommended, and holders of a majority of the voting power of our outstanding common stock had voted, to approve the following items:

         PROPOSAL 1: To authorize the Company to change the name to CREENERGY CORPORATION.

         PROPOSAL 2: To authorize a forward split of the common stock issued and outstanding on a thirty (30) new shares for one (1) old shares basis. Fractional shares will be rounded up to the next whole share.

         PROPOSAL 3: To amend the Company's articles of incorporation to increase the authorized common shares of the company from 75,000,000 shares of common stock to 675,000,000 shares of common stock.

As of July 2, 2010, Mr. Calahasen, a director of the Company at the time, held, of record, 4,000,000 shares of the Company's common stock or approximately 55.55% of the Company's voting stock, being the majority shareholder of the Company. The remaining outstanding shares of common stock are held by approximately one hundred other shareholders.

All proposals were approved as of July 28, 2010, and the Company has filed amendments to its Articles of Incorporation to give effect to such proposals as discussed above.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                            CREENERGY Corporation


                                            By:
                                                --------------------------------
                                                David Calahasen, CEO


                                            Date: August 18, 2010